EXHIBIT 99.1

AT ROMTECH:                    AT FINANCIAL RELATIONS BOARD:
-----------                    -----------------------------
Jerry Klein                    Glenn Sapadin (212) 661-8030 (General Inquiries)
President and CEO              Elisa Mailman (212) 661-8030 (Investor Inquiries)
(215) 750-6606 ext. 118        Deanne Eagle (212) 661-8030 (Media Inquiries)
jklein@romt.com

For Immediate Release

         ROMTECH ANNOUNCES EPS GAIN OF 50% ON STRONG REVENUE GROWTH OF
                     26% IN THE FISCAL 1999 SECOND QUARTER

         Earnings For First Six Months of Fiscal 1999 Exceed Full-Year
                              Fiscal 1998 Results

LANGHORNE, Pa., January 19, 1999 -- RomTech, Inc. (Nasdaq: ROMT), the leading provider of Family Friendly(TM), value-priced computer software games for players of all ages, today announced record results for the second fiscal quarter and six months ended December 31, 1998.

Sales for the quarter ended December 31, 1998 increased 26% to $3,611,000 versus sales of $2,856,000 for the same quarter a year ago. This increase is primarily attributable to the continued popularity of the Company's family friendly, value-priced games and the successful introduction of new titles under the Game Master(TM) and Galaxy of Arcade(TM) product lines during the current fiscal year. RomTech is also benefiting from its growing share of the value-priced gaming software market, the fastest growing segment of the consumer software market.

Net income for the current quarter rose 41% to $847,000, or $0.09 per diluted share, versus net income of $601,000, or $0.06 per diluted share, for the three months ended December 31, 1997. On a per share basis, earnings grew 50%. This increase is attributable to strong top line revenue growth combined with the Company's ability to increase its margins. For the second quarter ended December 31, 1998 gross margins and operating margins were 69% and 25%, respectively, compared to 64% and 22% for the same quarter a year earlier.

SIX MONTH RESULTS

Sales for the six months ended December 31, 1998 increased 39% to $6,117,000, versus sales of $4,391,000, for the same period a year earlier. Net income for the current period grew 89% to $1,250,000, or $0.13 per diluted share, versus net income of $662,000, or $0.07 per diluted share, for the six months ended December 31, 1997. On a per share basis, earnings increased 86%.

Earnings for the first six months of fiscal 1999 have already exceeded the $0.12 fully diluted per share earnings reported for full year fiscal 1998 reflecting the effective implementation of the Company's focused business strategy.

During the first half of fiscal 1999, RomTech continued to expand its product offerings. As of December 31, 1998, the Company offered 42 Galaxy Software games for sale, up significantly from the 28 titles available at the end of fiscal 1998.

MANAGEMENT'S COMMENTS

"We are very pleased with our strong sales growth, our significantly increased profitability and the substantial progress we have made in introducing exciting new products to the marketplace. We are currently one of the fastest growing casual gaming software companies both in terms of dollars and units sold, a position we intend to maintain going forward," said Jerry Klein, President and CEO of RomTech.

"The cornerstone of our success has been the establishment of the Galaxy Software brand as one that consumers recognize and remember. Also, we continue to implement other elements of our business strategy including the expansion of our domestic and international reach, both through creating new strategic relationships and aggressively implementing our Internet strategy," stated Mr. Klein.

"Where our products were only available in five countries at this time last year, we are now available through retail distribution in more than twenty-one countries. Importantly, RomTech's international sales grew 400% to $1,259,000 and now represent 21% of overall sales, up from 6% at this time last year," said Mr. Klein.

"With respect to our on-line capabilities, our eGames2000.com home page and our accompanying e-commerce strategy make our software products accessible to any software gaming enthusiast with a computer and a modem. Last week's announced distribution and marketing agreement with Digital River, the leader in electronic software delivery (ESD), puts us on the cutting edge of the Internet revolution. This means that consumers can now purchase any of our games online and begin playing them within minutes," continued Mr. Klein.

"As a result of our strong first half results and the Company's competitive strengths going forward, our objective for fiscal 1999 is to increase sales by 50% and to double our earnings from the year ago period," concluded Mr. Klein.

RomTech's Board of Directors approved a $1 million stock buyback program on October 26, 1998. To date the Company has repurchased 161,900 shares at an average price of $1.67 per share.

RomTech, headquartered in Langhorne, Pa., develops, publishes and markets a diversified line of personal computer software primarily for consumer entertainment and small office/home office applications. RomTech promotes the Galaxy of Games(TM), Galaxy of Home Office Help(TM), Game Master Series(TM) and Galaxy of Arcade(TM) brand names ("Galaxy Software") in order to generate customer loyalty, encourage repeat purchases and differentiate the Galaxy Software products to retailers and consumers.

This press release contains certain forward-looking statements, including without limitation, statements regarding RomTech's market share in the value-priced category, RomTech's position as one of the fastest growing casual gaming software companies, RomTech's business strategy and the success of RomTech's Galaxy branding strategy and Game Master Series products. The actual results achieved by RomTech, and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements, are in many ways beyond RomTech's control. RomTech cautions readers that the following important factors, among others, could cause RomTech's actual results to differ materially from those expressed in this press release: the allocation of adequate shelf space for RomTech's products in major chain retail stores; successful sell-through results for RomTech's products at retail stores; downward pricing pressure; the timeliness and success of developing and selling products; the acceptance by the market of the Game Master and other Galaxy products; access to and control over distribution channels; consumers' continuing demand for value-priced software; competition; the ability to create successful strategic partnerships and implement its Internet strategy; and various other factors, many of which are beyond the Company's control, described in RomTech's reports, including Form 10-KSB, dated June 30, 1998, filed by RomTech with the Securities and Exchange Commission.

 RomTech, Inc.'s press releases are available free-of-charge by fax by calling
      1-800-PRO-INFO and entering ticker symbol ROMT or at Company News at
                           http:/www.prnewswire.com.

                      Consolidated Statements of Operations
                                  (Un-audited)

                                                           Three months ended                    Six months ended
                                                              December 31,                          December 31,
                                                     ------------------------------        ------------------------------
                                                         1998               1997               1998               1997
                                                     -----------        -----------        -----------        -----------
Net sales                                            $ 3,611,126        $ 2,855,626        $ 6,117,326        $ 4,391,184

Cost of sales                                          1,136,731          1,022,828          2,017,308          1,636,624
                                                     -----------        -----------        -----------        -----------

Gross profit                                           2,474,395          1,832,798          4,100,018          2,754,560

Operating expenses:
    Product development                                  236,965             52,967            442,632            139,538
    Selling, general and administrative                1,318,861          1,153,823          2,298,503          1,810,108
                                                     -----------        -----------        -----------        -----------

        Total operating expenses                       1,555,826          1,206,790          2,741,135          1,949,646

Operating income                                         918,569            626,008          1,358,883            804,914

Interest expense, net                                    (13,632)           (12,584)           (24,281)           (24,010)
                                                     -----------        -----------        -----------        -----------

Income before taxes                                      904,937            613,424          1,334,602            780,904

Provision for income tax                                 (57,967)               -0-            (84,267)            (1,165)
                                                     -----------        -----------        -----------        -----------

Net income                                               846,970            613,424          1,250,335            779,739

Accretion of beneficial conversion
    feature on preferred stock                               -0-            (12,550)               -0-           (117,991)
                                                     -----------        -----------        -----------        -----------

Net income attributable
    to common stock                                  $   846,970        $   600,874        $ 1,250,335        $   661,748
                                                     ===========        ===========        ===========        ===========

Net income per common share:
            - Basic                                  $      0.09        $      0.07        $      0.13        $      0.08
            - Diluted                                $      0.09        $      0.06        $      0.13        $      0.07

Weighted average common shares
     outstanding - Basic                               9,469,031          8,965,224          9,455,680          8,106,082

Dilutive effect of common stock equivalents              189,156            658,183            171,234          1,401,752

 Weighted average common shares
       outstanding - diluted                           9,658,187          9,623,407          9,626,914          9,507,834

                           Consolidated Balance Sheet
                                  (Un-audited)

                                                                       As of
                                                                    December 31,
                                     ASSETS                            1998
                                                                    ------------

Current assets:
   Cash and cash equivalents                                        $  282,142
   Restricted cash                                                      17,039
   Accounts receivable, net of $333,031 in allowances                4,104,277
   Inventory                                                         1,241,035
   Prepaid expenses                                                    181,692
                                                                    ----------
          Total current assets                                       5,826,185

Furniture and equipment, net                                           391,356
Other assets                                                           571,885
                                                                    ----------
          Total assets                                              $6,789,426
                                                                    ==========

                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                    $  234,680
   Accounts payable                                                  1,514,472
   Accrued expenses                                                    792,788
   Capital lease obligations                                            23,209
                                                                    ----------
          Total current liabilities                                  2,565,149

Capital lease obligations                                               40,130
Notes payable                                                          222,725
Convertible subordinated debt                                          150,000
                                                                    ----------
          Total liabilities                                          2,978,004

Stockholders' equity:

   Common stock, no par value (40,000,000 shares authorized;
      9,361,300 issued, net of 144,900 treasury shares)              8,142,292
   Additional paid in capital                                        1,148,550
   Accumulated other comprehensive income                                  969
   Accumulated deficit                                              (5,480,389)
                                                                    ----------
          Total stockholders' equity                                 3,811,422
                                                                    ----------
          Total liabilities and stockholders' equity                $6,789,426
                                                                    ==========